Exhibit 99.1

News Release

Contact: Media:    Robert E. “Chip” Coffee, Jr., President and Chief Executive Officer 843 388-8433

Alan W. Jackson, Executive Vice President and Chief Financial Officer 843 388-8433

Website: www.tidelandsbank.com

FOR IMMEDIATE RELEASE

Tidelands Bancshares Releases Year-End Results

Mt. Pleasant, SC, February 26, 2010 - Tidelands Bancshares, Inc. (NASDAQ: TDBK), holding company for Tidelands Bank, announces its results for the year ended December 31, 2009.  “In these turbulent times, Tidelands Bank maintained its well capitalized status despite a year plagued with challenges in our market and industry,” said Robert E. “Chip” Coffee, President and CEO of Tidelands Bancshares.  “Despite our financial performance being overshadowed by an increase in provisions for loan losses for the year, we are pleased with the performance of our core operations as we continued to increase our retail funding through strategic deposit gathering initiatives and improved our quarterly net interest margin.”

The Consolidated Statement of Operations for the year ended December 31, 2009 compared to the year ended December 31, 2008 reflect the following items:

• interest income increased 2.5% to $35.6 million from $34.8 million;

• interest expense decreased 13.7% to $17.6 million from $20.3 million;

• net interest income increased 25.2% to $18.1 million from $14.4 million;

• credit related provisions increased to $14.7 million from $4.7 million;

• salary and employee benefit expense decreased 6.2%;

• FDIC insurance premiums increased $957,000 to $1.4 million from $484,000, which includes the special assessment paid in the third quarter;

• loan related expenses increased $1.1 million, which includes legal, repossession and collection expense;

• established a valuation allowance against our deferred tax assets of $5.6 million, which resulted in $3.4 million tax expense;

• recognized gains from the investment portfolio increased to $4.9 million from $509,000;

• net loss available to common shareholders amounted to $11.2 million; and

• net interest margin increased over the course of the year to 2.77% in the fourth quarter of 2009 from 2.36% in the fourth quarter of 2008 and 2.63% in the third quarter of 2009.

The Consolidated Balance Sheet results at December 31, 2009 compared to December 31, 2008 reflect the following items:

• retail deposits increased 45.0%, or $124.5 million, to $401.6 million from $277.1 million;

• wholesale deposits decreased 33.2%, or $94.2 million, to $189.9 million from $284.1 million;

• total loans increased 5.1% to $485.6 million from $462.0 million;

• allowance for loan and lease losses as a percentage of total loans increased to 2.07% from 1.65%;

• nonaccrual loans and other real estate owned increased to $21.3 million and $6.9 million, respectively; and

• non-performing loans as a percentage of total loans and net charge off ratio increased to 4.39% and 2.61%, respectively.

We remain focused on increasing our retail deposits and reducing our dependency on wholesale or brokered funds.  We have also taken advantage of low rates on short term borrowings to enhance our net interest margin and maintain sufficient liquidity sources to shift the balance sheet upon a change in the interest rate environment.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, greater than expected noninterest expenses, volatile credit and financial markets, potential deterioration in real estate values, regulatory changes and excessive loan losses, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SUMMARY CONSOLIDATED FINANCIAL DATA

Our summary consolidated financial data as of and for the year ended December 31, 2009 are unaudited but, in the opinion of our management, contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly our financial position and results of operations for such periods in accordance with generally accepted accounting principles.

Tidelands Bancshares, Inc. and Subsidiary

Consolidated Statements of Operations

For the years ended December 31, 2009, 2008 and 2007

	2009	2008	2007
Interest income:
Loans, including fees	$25,512,610	$27,378,906	$27,805,332
Securities available-for-sale, taxable	9,922,547	6,805,459	2,462,876
Securities available-for-sale, non-taxable	148,437	286,844	439,719
Federal funds sold	25,803	280,973	701,701
Other interest income	2,741	5,116	16,211
Total interest income	35,612,138	34,757,298	31,425,839
Interest expense:
Time deposits $100,000 and over	3,245,973	2,634,756	562,024
Other deposits	10,100,461	14,153,141	16,256,750
Other borrowings	4,212,222	3,554,669	2,415,800
Total interest expense	17,558,656	20,342,566	19,234,574
Net interest income	18,053,482	14,414,732	12,191,265
Provision for loan losses	14,745,000	4,665,000	1,025,000
Net interest income after provision for loan losses	3,308,482	9,749,732	11,166,265

Noninterest income (loss):
Service charges on deposit accounts	41,605	36,340	35,476
Residential mortgage origination income	404,855	383,341	764,130
Gain on sale of securities available-for-sale	4,857,395	509,373	37,637
Gain (loss) on sale of real estate	(91,038)	12,865	9,488
Other service fees and commissions	522,289	362,029	192,697
Bank owned life insurance	520,995	484,352	290,032
Impairment on securities	(122,890)	(4,596,200)	—
Other	48,180	32,352	25,407
Total noninterest income (loss)	6,181,391	(2,775,548)	1,354,867
Noninterest expense:
Salaries and employee benefits	7,805,821	8,322,117	6,918,015
Net occupancy	1,574,366	1,423,198	1,029,784
Furniture and equipment	855,324	734,497	484,146
Other operating	6,131,682	4,147,955	3,400,883
Total noninterest expense	16,367,193	14,627,767	11,832,828
Earnings (loss) before income taxes	(6,877,320)	(7,653,583)	688,304
Income tax expense (benefit)	3,379,655	(2,699,000)	275,000
Net income (loss)	$(10,256,975)	$(4,954,583)	$413,304
Accretion of preferred stock to redemption value	193,908	—	—
Preferred dividends accrued	732,433	—	—
Net income (loss) available to common shareholders	$(11,183,316)	$(4,954,583)	$413,304
Earnings (loss) per common share
Basic earnings (loss) per share	$(2.75)	$(1.22)	$0.10
Diluted earnings (loss) per share	$(2.75)	$(1.22)	$0.10
Weighted average common shares outstanding
Basic	4,071,313	4,050,301	4,214,910
Diluted	4,071,313	4,050,301	4,270,005

Tidelands Bancshares, Inc. and Subsidiary

Consolidated Balance Sheets

	December 31,	December 31,
	2009	2008
Assets:
Cash and cash equivalents:
Cash and due from banks	$2,493,227	$2,471,797
Federal funds sold	12,500,000	40,375,000
Total cash and cash equivalents	14,993,227	42,846,797
Securities available-for-sale	229,786,787	171,769,851
Nonmarketable equity securities	5,892,650	3,807,140
Total securities	235,679,437	175,576,991
Mortgage loans held for sale	617,000	241,500
Loans receivable	485,555,288	461,967,217
Less allowance for loan losses	10,048,015	7,635,173
Loans, net	475,507,273	454,332,044
Premises, furniture and equipment, net	18,802,701	19,411,592
Accrued interest receivable	3,283,931	3,337,660
Bank owned life insurance	13,856,165	13,335,170
Other real estate owned	6,865,461	1,800,604
Other assets	6,324,714	4,300,465
Total assets	$775,929,909	$715,182,823

Liabilities:
Deposits:
Noninterest-bearing transaction accounts	$16,971,128	$12,133,098
Interest-bearing transaction accounts	29,688,124	46,987,209
Savings and money market	237,589,561	182,856,286
Time deposits $100,000 and over	105,975,461	92,825,486
Other time deposits	201,324,905	226,423,397
Total deposits	591,549,179	561,225,476
Securities sold under agreements to repurchase	60,000,000	20,000,000
Junior subordinated debentures	14,434,000	14,434,000
Advances from Federal Home Loan Bank	65,000,000	60,800,000
ESOP borrowings	2,300,000	2,600,000
Other borrowings	—	615,837
Accrued interest payable	1,359,861	2,841,473
Other liabilities	2,362,125	706,605
Total liabilities	737,005,165	663,223,391

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $.01 par value and liquidation value per share of $1,000, 10,000,000 shares authorized, 14,448 issued and outstanding at December 31, 2009 and 2008	13,529,660	13,335,752
Common stock, $.01 par value, 10,000,000 shares authorized; 4,277,176 shares issued and outstanding at December 31, 2009 and 2008	42,772	42,772
Common stock-warrants, 571,821 outstanding at December 31, 2009 and 2008	1,112,248	1,112,248
Unearned ESOP shares	(2,204,073)	(2,522,860)
Capital surplus	43,584,958	43,364,255
Retained deficit	(16,010,476)	(4,905,419)
Accumulated other comprehensive income (loss)	(1,130,345)	1,532,684
Total shareholders’ equity	38,924,744	51,959,432
Total liabilities and shareholders’ equity	$775,929,909	$715,182,823

Tidelands Bancshares, Inc. and Subsidiary

	Year Ended December 31,
	2009	2008	2007
Per Share Data:
Net income (loss), basic	$(2.75)	$(1.22)	$0.10
Net income (loss), diluted	$(2.75)	$(1.22)	$0.10
Book value	$5.68	$8.77	$9.58
Weighted average number of shares outstanding:
Basic	4,071,313	4,050,301	4,214,910
Diluted	4,071,313	4,050,301	4,270,005

Performance Ratios:
Return on average assets	(1.30)%	(0.81)%	0.10%
Return on average equity	(20.85)%	(12.40)%	1.00%
Net interest margin	2.45%	2.50%	2.99%

	At December 31,
	2009	2008
Asset Quality Data:
Loans 90 days or more past due and still accruing interest	$—	$—
Loans restructured or otherwise impaired(1)	—	—
Nonaccrual loans	21,294,897	11,481,559
Loan charge-offs, net recoveries	12,332,158	1,188,151
Other real estate owned	6,865,461	1,800,604

Nonperforming loans to total loans (2)	4.39%	2.88%
Nonperforming assets to total assets(2)	3.63%	1.85%
Net charge-offs to average total loans(3)	2.61%	0.27%
Allowance for loan losses to nonperforming loans	47.18%	66.50%
Allowance for loan losses to total loans (3)	2.07%	1.65%

	At December 31,
	2009	2008
Capital Ratios:
Period end tangible equity to tangible assets	5.02%	7.26%
Leverage ratio	6.83%	9.03%
Tier 1 risk-based capital ratio	10.21%	12.93%
Total risk-based capital ratio	11.67%	14.18%

Growth Ratios and Other Data:
Percentage change in assets	8.49%	39.79%
Percentage change in loans (3)	5.11%	18.04%
Percentage change in deposits	5.40%	44.58%
Loans to deposit ratio (3)	82.08%	82.31%

(1) — Loans restructured or otherwise impaired do not include nonaccrual loans.

(2) — Nonperforming assets include nonaccrual loans, loans 90 days or more past due and still accruing interest, loans restructured or otherwise impaired, and other real estate owned

(3) — Includes nonperforming loans.